Exhibit 10.27

                                    STAFFMARK

                            NONQUALIFIED 401(K) PLAN


                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Article 1.   Establishment and Purpose........................................1
         1.1      Establishment...............................................1
         1.2      Purpose.....................................................1

Article 2.  Definitions and Construction......................................2
         2.1      Definitions.................................................2
         2.2      Gender and Number...........................................4

Article 3.  Eligibility and Participation.....................................5
         3.1      Eligibility.................................................5
         3.2      Participation; Classification of Participants...............5
         3.3      Active Participation........................................6

Article 4.  Contributions.....................................................7
         4.1      Participant Contributions...................................7
         4.2      Matching Contributions......................................7
         4.3      Contribution Elections......................................7
         4.4      Special Provisions Relating to Change of Employment Status..7

Article 5.  Payment of Benefits..............................................10
         5.1      Time of Payments...........................................10
         5.2      Designation of Form of Payments............................10
         5.3      Death Benefit..............................................11
         5.4      Loans......................................................11
         5.5      Hardship Withdrawal........................................11
         5.6      Withholding of Taxes.......................................11

Article 6.  Accounts; Credited Earnings......................................12
         6.1      Participant Accounts.......................................12
         6.2      Adjustment of Accounts; Account Balances...................12
         6.3      Credited Earnings..........................................13
         6.4      Vesting....................................................13
         6.5      Account Statements.........................................14

Article 7.  Administration of the Plan.......................................15
         7.1      Administration.............................................15
         7.2      Rules; Claims Review Procedures............................15
         7.3      Finality of Determinations.................................15
         7.4      Indemnification............................................15

Article 8.  Funding..........................................................16
         8.1      Funding....................................................16

Article 9.  Amendment; Termination; Merger...................................17
         9.1      Amendment and Termination..................................17
         9.2      Merger, Consolidation or Sale of Assets....................17

Article 10.  Adoption Procedure..............................................18
         10.1     Adoption Procedure.........................................18
         10.2     Withdrawal of Participating Affiliate......................18

Article 11.  General Provisions..............................................19
         11.1     Nontransferability.........................................19
         11.2     No Guaranty................................................19
         11.3     Binding on Employer, Employee, and Their Successors........19
         11.4     Incompetency...............................................19
         11.5     Severability...............................................20
         11.6     Applicable Law.............................................20

                                    STAFFMARK

                            NONQUALIFIED 401(K) PLAN

                             (Effective May 1, 1998)



                      Article 1. Establishment and Purpose


         1.1 Establishment. STAFFMARK, INC. ("Company") hereby establishes, effective May 1, 1998, a nonqualified savings plan for a select group of management and highly compensated employees ("Plan").

         1.2 Purpose. The Company maintains a tax-qualified defined contribution plan known as the Staffmark 401(k) Savings Plan (hereinafter referred to as the "401(k) Savings Plan"). Under the terms of the 401(k) Savings Plan, before-tax contributions and matching contributions made on behalf of a participant are restricted by the limitations imposed by Sections 401(a)(17), 401(k), 401(m), 402(g), and 415 of the Internal Revenue Code of 1986, as amended ("Code"), as well as additional restrictions on such contributions imposed to help satisfy such Code limitations. Such limitations are hereinafter referred to as "Code/Plan Limitations". It is the intent of this Plan to provide current benefits that are reasonably comparable to those an eligible employee would be able to receive under the 401(k) Savings Plan if it were not for the Code/Plan Limitations. This Plan is unfunded and is maintained by the employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

                     Article 2. Definitions and Construction

         2.1 Definitions. Whenever used in the Plan, the following terms shall have the meaning set forth below unless otherwise expressly provided:

         (a) "Account" means the record keeping account which is maintained in the name of a Participant to account for any Contributions and Credited Earnings which may be credited to his Account from time to time, and which consists of the sum of the following subaccounts:

             (1) "Matching Contribution Account" means that portion of the Participant's Account which represents the Matching Contributions made on his behalf by an Employer under Article 4 and any Credited Earnings;



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

             (2)   "Participant Contribution Account" means that portion
                    of such Participant's Account which represents Participant Contributions made on behalf of such Participant under Article 4 and any Credited
                    Earnings.

         (b) "Affiliate" means a corporation or non-corporate entity which the Committee determines to be an affiliated entity of the Company.

         (c) "Beneficiary" means the person or persons designated by a Participant under the Plan to receive the Participant's benefits under the Plan in the event of his death. If no Beneficiary is named, the Participant's spouse shall be the Beneficiary. If the Participant is not survived by a spouse and no Beneficiary is named, the Participant's estate shall be the Beneficiary.

         (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (e) "Code/Plan Limitations" means limitations on Contributions imposed by Code Sections 401(a)(17), 401(k), 401(m), 402(g), and 415, as well as additional restrictions imposed under the 401(k) Savings Plan which limit Participant contributions.

         (f) "Committee" means the Plan Administration Committee which is responsible for administering the Plan, as provided in Section 7.1.

         (g) "Company" means Staffmark, Inc., and any successors thereto, as provided in Section 9.2.

         (h) "Compensation" means a Participant's "Compensation" as defined in the 401(k) Savings Plan for purposes of making before-tax contributions; provided, however, that (i) in lieu of the dollar amount limitation of Code
Section 401(a)(17), the limit shall be $250,000; (ii) any income from the Employer deferred with respect to the Plan Year under this Plan or any other plan of deferred compensation shall be included in "Compensation"; and (iii) any distributions from such plans are excluded from "Compensation".

         (i) "Contributions" means the Contributions provided for pursuant to
Article 4, which shall include the following types of Contributions:

             (1) "Participant Contributions," as described in Section 4.1;
                  and
             (2) "Matching Contributions," as described in Section 4.2.

         (j) "Credited Earnings" means the earnings or loss amounts credited to a Participant's Account, as provided in Section 6.3.


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


         (k) "Eligible Employee" means an Employee of the Company or an Affiliate who is a member of a select group of highly compensated employees or key management and who is designated by the Committee as eligible to participate in the Plan. Section 3.1 provides additional information about Eligible Employees.

         (l) "Employee" means an individual who is a common law employee of the Company or an Affiliate.

         (m) "Employer" means the Company and any other employing entity which is an Affiliate and which adopts the Plan in accordance with Section 10.1.

         (n) "401(k) Savings Plan" means the Staffmark 401(k) Plan as amended from time to time.

         (o) "Participant" means an Eligible Employee who has become a Participant under the Plan, as described in Section 3.2.

         (p) "Plan" means the Staffmark Nonqualified 401(k) Plan as set forth herein, and as it may be amended from time to time.

         (q) "Plan Year" means the 12-month period beginning each January 1 and ending on December 31 of such year, except the first Plan Year, which shall begin on May 1, 1998, and end on December 31, 1998.

         2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural.
                    Article 3. Eligibility and Participation

         3.1 Eligibility. Each Employee who is designated by the Committee as an Eligible Employee shall be eligible to participate in the Plan, and may become a Participant in the Plan as described in Section 3.2. All determinations as to an Employee's status as an Eligible Employee shall be made by the Committee, whose determinations shall be final and binding on all Employees. The Committee shall provide each Eligible Employee with notice of his status as an Eligible Employee, so as to permit such Eligible Employee the opportunity to make the contribution elections provided for under Article 4. Such notice may be given at such time and in such manner as the Committee may determine from time to time.

         3.2 Participation; Classification of Participants. Each Eligible Employee may become a Participant under the Plan by electing to become an "Active Participant" as provided in Section 3.3. Such Eligible Employee shall continue as a Participant under the Plan so long as there is a balance credited to his Account under the Plan. There shall be two classifications of Participants under the Plan, as follows:

         (a) "Active" Participant - A Participant shall be an "active" Participant under the Plan at all times when he is both satisfying the requirements of Section 3.3 and he is a Participant with a balance credited to his Account.
         (b) "Inactive" Participant - A Participant shall be an "inactive" Participant under the Plan during all periods when he has a balance credited to his Account and he is not an Eligible Employee. This classification shall include, without limitation, an Employee other than an Eligible Employee who has a balance credited to his Account.

         The term "Participant" shall refer to both active and inactive Participants, unless a Participant is separately identified by participation classification.

         3.3 Active Participation. An Eligible Employee may elect to become an "Active Participant" under the Plan by filing election(s) to make Participant Contributions under this Plan in accordance with Article 4. Such Eligible Employee shall become an Active Participant under this Plan on the date such election becomes effective, and such Eligible Employee shall remain an Active Participant under this Plan during such times as such election is in effect. As provided in Article 4, only Active Participants shall be eligible to receive Participant Contributions and Matching Contributions under the Plan.

                            Article 4. Contributions

         4.1 Participant Contributions. For each Plan Year, each Active Participant may elect to reduce his Compensation by any whole percentage of not less than 1 percent and not exceeding thirty percent (30%) for any pay period for which his election is in effect, and to have the amounts by which his Compensation is so reduced deemed to be contributed on his behalf by his Employer as Participant Contributions under the Plan. These contributions shall be referred to as "Salary Deferral Contributions." All elections with respect to Salary Deferral Contributions shall be made in accordance with the provisions of Sections 4.3 and 4.4.

         4.2 Matching Contributions. For each Plan Year, each Employer shall allocate deemed Matching Contributions on behalf of each Active Participant employed by such Employer in an amount equal to 50% of the Participant's Salary Deferral contributions up to 6% of Compensation, subject to a maximum matching contribution of $5,000 per Plan Year.

         4.3 Contribution Elections. All elections to make Participant Contributions as provided for under Section 4.1 shall be made on a contribution election form as prescribed by the Committee. All such contribution elections must be made before December 31 for the following Plan Year, and shall become irrevocable for the subject Plan Year once the Plan Year has commenced. Once a Participant has made an election, the Committee may allow the election to continue for subsequent periods, provided that (1) the Participant shall be given notice of his ability to change or revoke his election by each December 31 for the following Plan Year and (2) once the Plan Year begins, the election is irrevocable for the Plan Year. Only Eligible Employees are eligible to file contribution election forms as provided for in this Section 4.3, and inactive Participants are not eligible to file such forms.

         4.4 Special Provisions Relating to Change of Employment Status. As provided in Sections 4.1, 4.2, and 4.3, only Eligible Employees are eligible to make Participant Contributions elections and receive allocations of Matching Contributions. The provisions of this Section 4.4 shall apply where an Eligible Employee has a change of employment status during a Plan Year, as described below:

         (a) New Eligible Employee. If an individual first becomes an Eligible Employee during a Plan Year, he shall be permitted to make a Participant Contribution election for the remaining payroll periods of such Plan Year. To make such election, the Eligible Employee must file the appropriate contribution election form with the Committee no later than 30 days after the date on which he became such an Eligible Employee, and such election shall remain in effect for each payroll period beginning after the date he files such form and beginning within the subject Plan Year. The maximum Participant Contributions which may be made for such an Active Participant shall be determined as provided in Section 4.1 based on Compensation for payroll periods after his deferral election becomes effective. A contribution election as described in this Section
4.4 shall become irrevocable when the appropriate form is filed with the Committee. Except where specifically provided in this Section 4.4(a), the remaining provisions of this Article 4 relating to contribution elections shall apply to elections under this Section 4.4(a).

         (b) Cessation of Status as Eligible Employee. If an Eligible Employee with a contribution election in effect for a particular Plan Year shall cease to be an Eligible Employee during such Plan Year, but remain an Employee, his applicable contribution election shall remain in effect for the balance of such Plan Year, or until the date he ceases to be an Employee, if earlier. In any case where an Eligible Employee has any contribution election in effect for a Plan Year, and he terminates employment as an Employee during such Plan Year, any contribution election in effect for such Plan Year shall cease with the close of the payroll period in which he terminates employment, and any contribution election in effect for such Plan Year shall be void with respect to any Compensation awarded during the remainder of the Plan Year and after his termination of employment. The provisions in the next preceding sentence only relate to the discontinuance of the contribution elections for the remainder of the Plan Year in which the Employee terminates employment. Amounts deferred under any such election prior to its discontinuance shall be payable as provided in Article 5.

                         Article 5. Payment of Benefits

         5.1 Time of Payments. A Participant shall become eligible to receive a distribution of his vested interest in his Account under the Plan as soon as administratively feasible after the date the Participant terminates employment with the Company and all of its Affiliates. All amounts in the Participant's Account which have not been paid as of the Participant's death shall be paid to his Beneficiary. Except as provided in this section, Section 5.3, Section 5.5, and Sections 9.1 and 9.2, no distributions shall be permitted to a Participant.

         5.2 Designation of Form of Payments. At the time of initial participation, each Participant shall make an election as to the form of payment of all amounts thereafter credited his Account. In making such designation, the Eligible Employee may designate payment in the form of a single lump sum payment or payment in the form of annual installment payments payable for not less than two but not more than fifteen (15) years. The single lump sum payment shall be paid on the date determined under Section 5.1. Annual installment payments shall be paid on the date determined in Section 5.1 and subsequent anniversaries of such date.

         If for any reason the Eligible Employee fails to make an effective designation under this Section 5.2, payment of his account shall be made in the form of a single lump sum payment on the date determined in accordance with
Section 5.1.

         A Participant who has not terminated employment may change the form of distribution to a different permissible form of election at any time; provided, however, that for the change in election to be effective, it must have been on file with the Committee for at least one (1) year before termination of employment. If a Participant changes the form of distribution and subsequently becomes entitled to a distribution in less than one year, the change shall be disregarded, and distribution shall be made under the previous form elected.

         5.3 Death Benefit. If a Participant shall die with a balance credited to his account, the vested balance shall be paid to his Beneficiary. All amounts shall be payable in the form of a single sum payment within thirty (30) days after proof of death is provided to the Committee.

         5.4 Loans. A Participant shall not be permitted to borrow from his Account.

         5.5 Hardship Withdrawal. A Participant may request a withdrawal from the Participant's Account in the event of a severe financial hardship. The Committee shall have sole discretion as to whether to grant a hardship request. The amount of the distribution will be limited to an amount necessary to satisfy the Participant's severe financial hardship. The term "severe financial hardship" means an unforeseeable event resulting from a sudden and unexpected illness or accident of the Participant or dependent, the loss of property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control, which the Participant cannot satisfy through available or attainable assets. A severe financial hardship does not include the need to send a child to college or the desire to purchase a home. The Committee will evaluate the facts and circumstances of each hardship request. Any Participant for whom the hardship request is granted will receive a single lump sum payment as soon as practicable following the Committee's determination that a severe financial hardship has been occurred.

         5.6 Withholding of Taxes. The Employer shall have the right to deduct from all payments made under the Plan any Federal, state or local taxes required by law to be withheld with respect to such payments.

                     Article 6. Accounts; Credited Earnings

         6.1 Participant Accounts. The Committee shall maintain, or cause to be maintained, a bookkeeping Account for each Participant for the purpose of accounting for the Participant's beneficial interest under the Plan, which interest is attributable to Contributions and any Credited Earnings credited to such Participant under the Plan, as adjusted to reflect charges against such Account. The Account maintained for each Participant shall consist of his Participant Contribution Account and his Matching Contribution Account.

         In addition to the foregoing bookkeeping subaccounts maintained for such Participant, the Committee shall maintain, or cause to be maintained, such other accounts, subaccounts, records or books as it deems necessary to properly provide for the maintenance of Accounts under the Plan, and to carry out the intent and purposes of the Plan. The combination of the accounts for the Participant's Participant Contribution Account and Matching Contribution Account, as applicable, shall comprise the Participant's Account under the Plan.



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

         6.2 Adjustment of Accounts; Account Balances. Each Participant's Account shall be adjusted to reflect all Contributions credited to his Account, all Credited Earnings credited to his Account, and all benefit payments charged to his Account. A Participant's elected Participant Contributions under Section
4.1 shall be credited to the Participant's Account as of the date on which the amount which is being deferred would have become payable to the Participant in the absence of the subject contribution election, and Matching Contributions under Section 4.2 shall be credited to the Participant's Account as of the date on which matching contributions under the 401(k) Savings Plan with respect to a Plan Year are credited to accounts thereunder.

         Credited Earnings on the balances in a Participant's Participant Contribution Account and Matching Contribution Account shall be credited to such Accounts as provided in Section 6.3. Charges to a Participant's Account to reflect benefit payments under the Plan shall be made as of the date of any such payment. As of any relevant date, the balance standing to the credit of a Participant's Account, and each separate subaccount comprising such Account, shall be the respective balance in such Account and the component subaccounts as of the close of business on such date, and after all applicable credits and charges have been posted through such date.

         6.3 Credited Earnings. Each Participant shall be credited with Credited Earnings on the balances in his Participant Contribution Account and his Matching Contribution Account, and the crediting thereof shall be made to and by reference to the subaccount balances in such Accounts. Such Credited Earnings shall be credited to such Accounts on a daily basis. The amount of credited Earnings shall be the amount which would have been credited had the Accounts been invested in the funds available for investment in the 401(k) Savings Plan, based on the percentages elected by the Participant in a manner provided by the Committee. The percentages may be changed as often as each day. Changes shall be effective as soon as the Committee has a reasonable opportunity to process the election.

         The Committee shall make all determinations with respect to the crediting of such Credited Earnings to Accounts, and such determinations shall be final and binding on all interested parties.

         6.4 Vesting. A Participant shall have a fully vested and nonforfeitable beneficial interest in the balance standing to the credit of his Participant Contribution Account as of any relevant date. A Participant's Matching Contribution Account shall be subject to the same vesting provisions as any employer matching contribution under the 401(k) Savings Plan, including any provisions which accelerate vesting upon the occurrence of a specified event. If a Participant terminates employment with the Employer prior to becoming 100% vested in his Matching Contribution Account, the unvested amounts shall be forfeited.

         All benefits are subject to the conditions and limitations as provided in the Plan.

         6.5 Account Statements. The Committee shall provide each Participant with a statement of the status of his Account under the Plan. The Committee shall provide such statement annually or at such other times as the Committee may determine from time to time, and such statement shall be in the format as prescribed by the Committee.

                      Article 7. Administration of the Plan

         7.1 Administration. The Plan shall be administered by the Plan Administration Committee ("Committee"). The members of the Committee shall be appointed by the Board from time to time. A majority of the members of the Committee shall constitute a quorum and the acts of a majority of the members present, or acts approved in writing by a majority of the members without a meeting, shall be the acts of the Committee. The Committee shall have that authority which is expressly stated in the Plan as vested in the Committee, and authority to make rules to administer and interpret the Plan, to decide questions arising under the Plan, and to take such other action as may be appropriate to carry out the purposes of the Plan.

         7.2 Rules; Claims Review Procedures. The Committee shall adopt and establish such rules and regulations with respect to the administration of the Plan as it deems necessary and appropriate. The Committee shall also prescribe such deferral election forms and other administrative forms as it deems necessary to carry out the provisions of the Plan. The Committee shall establish a claims procedure and a claims review procedure to be applicable under the Plan.

         7.3 Finality of Determinations. All determinations of the Committee as to any matter arising under the Plan, including questions of construction and interpretation shall be final, binding and conclusive upon all interested parties.

         7.4 Indemnification. To the extent permitted by law and the Employer's by-laws, the members of the Committee, its agents, and the officers, directors and employees of the Employer shall not be liable for any act or failure to act hereunder, except for gross negligence or fraud.

                               Article 8. Funding

         8.1 Funding. It is intended that the Employer is under a contractual obligation to make the payments from a Participant's Account when due. Except to the extent amounts are paid from the Staffmark Nonqualified 401(k) Trust, all amounts paid under the Plan shall be paid in cash or cash equivalents from the general assets of the Employer. Contributions and Credited Earnings shall be reflected on the accounting records of the Employer, as provided for under the Plan, but such records shall not be construed to create, or require the creation of, a trust, custodial or escrow account with respect to any Participant. No Participant shall have any right, title or interest whatsoever in or to any investment reserves, accounts or funds that the Employer may purchase, establish or accumulate to aid in providing the benefit payments described in the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Employer and a Participant or any other person. Even with respect to amounts in the Staffmark Nonqualified 401(k) Trust, Participants and Beneficiaries shall not acquire any interest under the Plan greater than that of an unsecured general creditor of the Employer.

                    Article 9. Amendment; Termination; Merger

         9.1 Amendment and Termination. The Committee may, at any time and from time to time, modify or amend, in whole or in part, any provision of this plan. The Committee may, at any time, terminate this Plan in its entirety. Notwithstanding any other provision in this paragraph, no modification, amendment, suspension or termination may, without the consent of the Participant (or his Beneficiary in the case of the death of a Participant) reduce the right of the Participant (or his Beneficiary, as the case may be) to a distribution to which he is entitled in accordance with the provisions of the Plan prior to the change. In the event of termination, the Company may make an election to pay all Accounts of Participants immediately, in which case the Company will have no further liability under this Plan.

         9.2 Merger, Consolidation or Sale of Assets. In the event that an Employer should be liquidated, dissolved, or become a party to a merger or consolidation where an Employer is not the surviving corporation, the Plan with respect to such Employer shall terminate at the time of such event, unless the successor or acquiring corporation shall elect to continue and carry on the Plan. In the event such Plan termination occurs, the provisions of Section 9.1 relating to Plan terminations shall become applicable, provided that any successor or acquiring corporation may elect to accelerate payments with respect to its Employees under the Plan.

                         Article 10. Adoption Procedure

         10.1 Adoption Procedure. With the consent of the Company, any Affiliate may adopt this Plan for a select group of management or highly compensated persons in its employment, on express condition that the Company assumes no liability as a result of any such adoption of this Plan by any other organization and its employees. Such other organization may adopt this Plan by--



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

                  (a) executing an adoption instrument adopting the Plan with respect to all or any particular classification or classifications of persons in its employment, and agreeing to be bound as a participating Affiliate by all the terms, provisions, conditions, and limitations of the Plan; and

                  (b) compiling and submitting all information required by the Company with reference to persons in its employment eligible for membership in the Plan.

         The adoption instrument executed by any such organization may contain such changes and variations in Plan terms as may be acceptable to the Company. The adoption instrument shall specify the effective date of such adoption of the Plan and the name of the Plan as it pertains to such adopting organization and its Employees and shall become, as to such organization and persons in its employment, a part of this Plan.

         10.2 Withdrawal of Participating Affiliate. Any participating Affiliate may withdraw from the Plan by giving 90 days' notice in writing of its intention to withdraw to the Company, unless a shorter notice shall be agreed to by the Company. The board of directors of the Company may in its absolute discretion terminate any Employer's participation at any time.

                         Article 11. General Provisions

         11.1 Nontransferability. No right or interest of any Participant in this Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, and bankruptcy.

         11.2 No Guaranty. The Plan is not an employment contract. It does not give to any person the right to be continued in employment, and all Employees remain subject to change of salary, transfer, change of job, discipline, layoff, discharge or any other change of employment status, without regard to the effect such treatment might have upon him as a Participant under the Plan. No person shall at any time have a right to be an Eligible Employee for any Plan Year, even if he was an Active Participant in a prior Plan Year. No provision of this Plan shall entitle an Employee to participate in or receive an Incentive.

         11.3 Binding on Employer, Employee, and Their Successors. This Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns, and the Employee, his heirs, executors, administrators, and legal representatives. The provisions of this Plan shall be applicable with respect to each Employer separately, and amounts payable hereunder shall be paid by the Employer of the particular Employee.

         11.4 Incompetency. If any person entitled to receive any benefits hereunder is, in the judgment of the Committee, legally, physically or mentally incapable of personally receiving and receipting for any distribution, the Committee may make distribution to such other person or persons or institution or institutions as, in the judgment of the Committee, shall then be maintaining or have custody over such distributee.

         11.5 Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

         11.6 Applicable Law. This Plan, all documents in connection herewith, and all distributions hereunder shall, insofar as may lawfully be done, be governed, construed, and regulated in accordance with the laws of the State of Arkansas, except to the extent such laws are preempted by applicable Federal law.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers on this ________ day of _____________________ 1998, effective as of May 1, 1998.


                                            STAFFMARK, INC.


                                            By:
                                                -----------------------------
                                            Title:
                                                   --------------------------




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